UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 3, 2006

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive

Poway, California 92064

(Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective March 3, 2006, Digirad Corporation (the “Company”) and Mark L. Casner, the President and Chief Executive Officer of Company, executed a Second Amendment to Executive Employment Agreement to provide that upon a termination of his employment without cause Mr. Casner will be entitled to receive an additional nine months of base salary, provided however, that to the extent any portion of such nine months’ of base salary has not been paid by March 14 of the year following the year of his termination, such unpaid portion thereof shall be paid to Mr. Casner on March 15th of such year.

The description of the Second Amendment to Executive Employment Agreement in this current report is qualified in its entirety by reference to Mr. Casner’s Second Amendment to Executive Employment Agreement, filed as Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2005.

All other terms of such officer’s employment arrangements are unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd P. Clyde
Todd P. Clyde Chief Financial Officer

Date: March 8, 2006